EXHIBIT 5.1

OWEN M. NACCARATO, Esq.
Naccarato & Associates
1100 Quail Street, Suite 100
Newport Beach, CA 92660
Office: (949) 851-9261 Facsimile: (949) 851-9262

August 28, 2013

Clutterbug Move Management, Inc.
29 Church Street
South Orange, New Jersey 07079

Ladies and Gentlemen:

You have requested our opinion, as counsel for Clutterbug Move Management, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to the registration of 750,000 shares of the Company’s common stock, $0.001 par value that will be sold by certain selling stockholders (the “Selling Stockholders”).

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the 750,000 shares of common stock to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the bar in the State of California, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America and the Nevada Private Corporations Law (the "NPCL"), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Owen Naccarato
Owen Naccarato
Naccarato & Associates